Exhibit 99.4

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D/A to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: July 2, 2010

KELSO INVESTMENT ASSOCIATES VI, L.P.
By: Kelso GP VI, LLC, its General Partner

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KEP VI, LLC

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KELSO GP VI, LLC

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Frank T. Nickell

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Thomas R. Wall, IV

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George E. Matelich

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Frank K. Bynum, Jr.

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Philip E. Berney

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Frank J. Loverro

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James J. Connors, II

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Michael B. Goldberg

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David I. Wahrhaftig

* The undersigned, by signing his name hereto, executes this Joint Filing Agreement pursuant to the Power of Attorney executed on behalf of the above-named entities and individuals, filed with the Schedule 13D and incorporated by reference herein.

By:	/s/ Rosanna T. Leone
Rosanna T. Leone
Attorney-in-Fact